SECURITIES AND EXCHANGE COMMISSION

                         Washington, D.C. 20549



                                FORM 8-K


                             CURRENT REPORT



                   Pursuant to Section 13 or 15(d) of
                   the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): October 11, 2002
                                                  ................

                         EXCEL TECHNOLOGY, INC.
                         ......................
         (Exact name of Registrant as specified in its Charter)





           Delaware                  0-19306             11-2780242
           ........                  .......             ..........
(State or other jurisdiction of    (Commission        (I.R.S. Employer
 Incorporation or Organization)     File Number)      Identification No.)


                 41 Research Way, E. Setauket, NY 11733
                 ......................................
                 (Address of Principal Executive Offices)


    Registrant's Telephone Number including area code:  (631) 784-6175
                                                        ..............


                          TABLE OF CONTENTS
                          .................

   Item 2.  Acquisition and Disposition of Assets
            .....................................

   Item 7.  Financial Statements, Pro Forma Financial Information
            ......................................................
            and Exhibits
            ............

SIGNATURES
...........

EXHIBIT INDEX
..............

Exhibit 2.1
............


Item 2.  Acquisition and Disposition of Assets
         .....................................

     On October 11, 2002, Excel Technology, Inc. (the "Company"), through a newly formed wholly-owned subsidiary, Excel Continuum Corporation, acquired substantially all of the assets and properties ("Assets") of Hoya Photonics, Inc. d/b/a Continuum and Hoya Photonics' wholly-owned subsidiaries, Continuum Electro-Optics GmbH, Continuum France EURL and Hoya Continuum Corporation (collectively, "Continuum"), relating to the business of developing, manufacturing and marketing pulsed lasers and related accessories for the scientific and commercial marketplaces (the "Business of the Scientific Division"), for $12,095,298 in cash (of which $1,000,000 has been held back for a contemplated downward adjustment of purchase price based upon confirmation of the September 30, 2002 balance sheet for the Business of the Scientific Division), and the assumption of trade payables, accrued expenses and other specified liabilities. The purchase price was determined by arms length negotiations between the Company and Continuum. A copy of the Asset Purchase Agreement is attached hereto as an Exhibit and is incorporated herein by reference. In acquiring the Business of the Scientific Division, the Company utilized its own cash.

     The Company will continue to utilize the Assets in conducting the Business of the Scientific Division. The Company has retained substantially all of the employees of the Business of the Scientific Division.


Item 7.  Financial Statements, Pro Forma Financial Information
         ......................................................
         and Exhibits
         ............

         (c)  Exhibits

              2.1 Asset Purchase Agreement, dated as of October 11, 2002, by and among Excel Continuum Corporation, Hoya Photonics, Inc. d/b/a Continuum, and Hoya Photonics' wholly-owned subsidiaries, Continuum Electro-Optics, GmbH, Continuum France EURL and Hoya Continuum Corporation. Certain schedules and exhibits referenced in the Asset Purchhase Agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.




                               SIGNATURES
                               ..........


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  October 24, 2002                   Excel Technology, Inc.



                                       By:/s/  Antoine Dominic
                                          .............................
                                          Name:  Antoine Dominic
                                          Title: President



                             EXHIBIT INDEX
                             .............

2.1 Asset Purchase Agreement, dated as of October 11, 2002, by and among Excel Continuum Corporation, Hoya Photonics, Inc. d/b/a Continuum, and Hoya Photonics' wholly-owned subsidiaries, Continuum Electro-Optics, GmbH, Continuum France EURL and Hoya Continuum Corporation. Certain schedules and exhibits referenced in the Asset Purchhase Agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.



Exhibit 2.1
............


                        ASSET PURCHASE AGREEMENT

     ASSET PURCHASE AGREEMENT, dated this 11th day of October, 2002 (the "Contract Date"), effective as of 12:01 A.M. on October 1, 2002 (the "Effective Date") (this "Agreement"), by and between EXCEL CONTINUUM CORPORATION, a Delaware corporation, having its principal place of business located at 41 Research Way, East Setauket, New York 11733 ("Buyer"), and HOYA PHOTONICS, INC., d/b/a CONTINUUM, a California corporation having its principal place of business located at 3150 Central Expressway, Santa Clara, California 94051 ("Hoya Photonics"), and Hoya Photonics' wholly owned subsidiaries, CONTINUUM ELECTRO-OPTICS, GmbH, a limited liability company established under German law, having its principal place of business located at Boschstr. 12, 82178 Pucheim, Germany (the "German Subsidiary"), CONTINUUM FRANCE EURL, a limited liability company established under French law, having its principal place of business located at 1, Avenue Garigliano, F91600 Savigny Sur Orge, France (the "French Subsidiary") and HOYA CONTINUUM CORPORATION, a Japanese corporation, having its principal place of business located at 4-3-5, Shiba, Minato-ku, Tokyo 108-0014 Japan (the "Japanese Subsidiary"). Hoya Photonics, the German Subsidiary, the French Subsidiary and the Japanese Subsidiary are hereinafter sometimes referred to collectively as "Sellers" and individually as a "Seller."

                         W I T N E S S E T H :
                         . . . . . . . . . . .

     WHEREAS, the Sellers are engaged in, among other things, the business of developing, manufacturing and marketing pulsed lasers and related accessories for the scientific and commercial marketplaces (hereinafter referred to as the "Business of the Scientific Division"); and
     WHEREAS, Sellers desire to sell, assign and transfer to Buyer, and Buyer desires to purchase from Sellers, as of the Effective Date, substantially all of the assets and properties of Sellers relating to and/or utilized in operating the Business of the Scientific Division (the "Assets") in exchange for the consideration and upon the terms and conditions set forth herein; and

     WHEREAS, Sellers desire to utilize pulsed laser technology involved in the Business of the Scientific Division in connection with Sellers' Medical/Dental Division and Industrial Division;

     WHEREAS, it is the intent of the Buyer and Sellers that, from and after the Effective Date, (a) the operations of the Business of the Scientific Division shall be for the benefit of the Buyer, and (b) Buyer shall be responsible for the obligations of the Business of the Scientific Division incurred in the ordinary course of business;

     NOW, THEREFORE, in consideration of the premises and the mutual agreements, representations, warranties, conditions, and covenants contained herein, the parties hereto, intending to be legally bound, agree as follows:
                               ARTICLE I.

                      PURCHASE AND SALE OF ASSETS
                      ...........................

     1.01 Purchase and Sale of Assets. Subject to the terms and conditions contained herein, and except for the Retained Assets (as hereinafter defined), each Seller hereby sells, assigns, transfers, conveys, and delivers to Buyer, and Buyer hereby purchases, acquires and accepts from each Seller, as of the Effective Date, the Assets of such Seller, tangible or intangible, and wherever located, including, but not limited to:
          (a) all accounts receivable, inter-company receivables, other billed and unbilled amounts due for products sold or services rendered, and, except as set forth in Section 1.02 (k) hereof, causes of action, judgments, claims and demands against third parties;
          (b)  all notes and loans receivable;
          (c) all inventory, including, without limitation, all raw materials, work in process, and finished goods;
          (d) all tangible personal property, machinery, equipment, and supplies (including, but not limited to, furniture and fixtures, computer equipment, production machinery, research equipment, tools, and all maintenance and other operating supplies, including small tools and spare parts and other expendables or non-inventoried items which may not have been treated as assets for accounting purposes in past years);
          (e) all prepaid expenses to the extent that Buyer will recognize the benefit therefrom and rights to insurance refunds;
          (f) all rights to proceeds from insurance policies held by Seller, except to the extent necessary to cover related liabilities retained hereunder by Seller or its officers and directors.
          (g) all right, title, and interest in and to (i), except as set forth in Section 1.02 hereof, all contracts and agreements, including, without limitation, service contracts, contracts and purchase orders with suppliers, contracts with and purchase orders from customers, contracts with distributors, lease agreements with respect to facilities located in Santa Clara, California and Paris, France, and all rights and benefits accruing to Sellers under such contracts and agreements; (ii) all trademarks, tradenames, servicemarks, copyrights, patents, and applications therefor; (iii) all trade secrets, know-how, processes, procedures, formulae, algorithms, technical documents, engineering designs, customer prints, drawings and specifications, manufacturing method sheets, vendor quality records, service department data, and other proprietary knowledge, including, without limitation, all rights to the "Ampere" power supply technology that is currently in research and development; (iv) all other intangible assets owned by Seller and/or used or held for the benefit of Seller; (v) all permits, certificates, leases, subleases, licenses, franchises, and privileges; (vi) all software in development and source codes, flow charts, notes or outlines relating thereto; (vii) all goodwill; and (viii) to the extent used by Seller, the name "Continuum" and "Continuum Electro-Optics;"
          (h) all marketing, advertising and promotional materials, including, without limitation, mailing lists, prospect lists, promotional letters, catalogues, flyers, reply cards, sample mailing pieces, space advertising, and the like;
          (i) subject to Sections 1.02(o) and 7.02(b) hereof, all files, books and records, invoices, accounts, surveys, and other business documents (collectively, "Business Documents), all current supplier and customer lists; and
          (j) all other interests to which Seller has any right of ownership, use or otherwise, or in which Seller has a conveyable or assignable interest.

     1.02 Assets Not Being Purchased and Sold. Notwithstanding anything contained in Section 1.01 to the contrary, the following assets (the "Retained Assets") are expressly excluded from the Assets being purchased and sold hereunder:
          (a)  cash on hand prior to the Effective Date;
          (b)  marketable securities on hand prior to the Effective Date;
          (c)  any Clark MXR products and spare parts;
          (d) the Patent License Agreement, dated November 25, 1997, by and between Hoya Photonics and New Wave Research, Inc.;
          (e) lease agreement with respect to the Japanese Subsidiary's facilities located in Osaka, Toda and Tokyo, Japan;
          (f) lease agreement with respect to the German Subsidiary's facilities located in Pucheim, Germany;
          (g) the corporate seal, minute book, stock book and stock ledger of each Seller;
          (h) the shares of capital stock or other ownership interest of Hoya Photonics in the German Subsidiary, the French Subsidiary and the Japanese Subsidiary;
          (i)  insurance policies;
          (j) the rights to proceeds from insurance policies to the extent necessary to cover liabilities retained hereunder by Sellers or its officers and directors;
          (k) claims against third parties to the extent of any liabilities retained hereunder by Sellers with respect to such third parties;
          (l) employment agreements and those contracts regarding commissions, bonuses and incentives set forth on Schedule 5.12(a)(iv) and
Schedule 5.12(b)(i) hereto;
          (m)  stock option plans and any agreements thereunder;
          (n) any benefit plan of the type described in Section 5.18 hereof;
          (o) financial and tax records of each Seller and Business Documents of each Seller, dated from the inception of business through March 31, 2001, including those related to customers, vendors, contractors and personnel;
          (p) to the extent used by any Seller or its affiliates, the use of the name "Hoya" or "Hoya Photonics;"
          (q) the integrated laser systems, including focusing optics, positioning stages, and control and user interface software developed by the Japanese Subsidiary, which are the products of Sellers' Medical/Dental Division and Industrial Division;
the laser marking systems distributed by the Japanese Subsidiary, which are the products of Sellers' Industrial Division and which may incorporate diode-pumped, solid state Q-switched Nd:YAG nanosecond laser technology;
          (s) in addition to those contracts and commitments specifically set forth in this Section 1.02, those contracts and commitments set forth on Schedule 5.12(c) hereto; and
          (t)  rights under this Agreement.

     1.03 License of Pulsed Laser Technology. In connection with the purchase and sale of the Assets hereunder, Buyer is granting to Sellers, pursuant to a separate license agreement (the "License Agreement"), a perpetual, exclusive (except with respect to Buyer and its subsidiaries), royalty free, irrevocable, worldwide and transferable license to use, make (but not to have made), sell, reproduce, create derivative works of, publicly perform and display and distribute through multiple tiers of distribution (a) Sellers' pulsed laser technology, which is being sold to Buyer hereunder, exclusively for incorporation, or as incorporated, into systems built by Sellers' Medical/Dental Division for medical (aesthetic) and dental applications, and (b) Sellers' pulsed laser technology (cutter technology) characterized as Q-switched Nd:YAG nanosecond lasers with maximum energies of 100 mJ/pulse at 1064 nm, 50 mJ / pulse at 532 nm, 35 mJ / pulse at 355 nm, 20 mJ / pulse at 266 nm, and 20 mJ/pulse at 213 nm, all at a maximum repetition rate of 20 Hz, which is being sold to Buyer hereunder, exclusively for stand alone laser sales or incorporation, or as incorporated, into systems built by Sellers' Industrial Division.

                              ARTICLE II.

                             PURCHASE PRICE
                             ..............

     2.01 Purchase Price. In consideration of the sale, assignment, transfer, conveyance and delivery of the Assets by Sellers to Buyer, Buyer is paying to Hoya Holdings, Inc., as agent for Sellers, by wire transfer in accordance with Sellers' instructions, simultaneously with the execution of this Agreement, the aggregate sum of $12,095,298 (the "Purchase Price") (computed by deducting from $12,500,000 (a) the amount by which $6,000,000 exceeds the consolidated net tangible book value of the Assets (computed after deducting consolidated liabilities), and (b) the amount by which the consolidated accrued warranty liability for products accepted and installed is less than $500,000, in each case as per the Interim Consolidating and Consolidated Balance Sheets (as defined in Section 5.05 hereof) (hereinafter, the "Purchase Price Computation")), subject to adjustment as set forth in Section 2.02 below, which sum shall be allocated amongst Sellers as set forth on Schedule 2.01(a) hereto.
The Purchase Price shall be allocated as set forth on Schedule 2.01(b) hereto, which allocation shall be conclusive and binding for all purposes.

     2.02 Post Closing Adjustment of Purchase Price; Purchase Price Adjustment Holdback.
     (a) Sellers have delivered to Buyer the unaudited consolidating and consolidated balance sheet(s) (the "Final Consolidating and Consolidated Balance Sheets") for the Business of the Scientific Division as of September 30, 2002 (the "Final Consolidating and Consolidated Balance Sheet Date"), containing the exclusions and inclusions set forth in the last three (3) sentences of Section 5.05 hereof, and certified by the President and Chief Financial Officer of Hoya Photonics to be true and correct. Buyer shall have thirty (30) days in which to verify the Final Consolidating and Consolidated Balance Sheets; and Sellers shall cooperate fully with Buyer in such undertaking. To the extent Buyer and Sellers have any disagreements as to the Final Consolidating and Consolidated Balance Sheets, Buyer and Sellers shall attempt in good faith to resolve any disagreement as soon as practicable, but in no event more than fifteen (15) business days after the expiration of the aforesaid thirty (30) day period. In the event Buyer and Sellers cannot resolve the disagreement, Buyer and Hoya Photonics shall select a mutually agreeable third party (which may be an accounting firm) ("Third Party") who shall make a final determination as to the accuracy of the Final Consolidating and Consolidated Balance Sheets. In the event that Buyer and Hoya Photonics cannot mutually agree on a Third Party, each of Buyer and Hoya Photonics shall submit the name of an independent accounting firm that certifies that it has not done more than a de minimis amount of work for the submitting party within the preceding two
(2) years. The determination of which independent accounting firm shall resolve the disagreement shall be made by lot and such firm (the "Adjustment Firm") shall make a final determination as to the accuracy of the Final Consolidating and Consolidated Balance Sheets. The Third Party or Adjustment Firm shall only address matters raised by Buyer and disputed by Sellers and shall be instructed to reach its conclusion within thirty (30) days of its appointment. Buyer and Sellers each shall pay one-half of the cost of the Third Party or Adjustment Firm. After the final determination is made as to the accuracy of the Final Consolidating and Consolidated Balance Sheets, the same shall be corrected accordingly and deemed to be a part of this Agreement. Immediately thereafter, Buyer and Sellers shall recompute the Purchase Price Computation based upon the Final Consolidating and Consolidated Balance Sheets. In the event such recomputation produces a lesser Purchase Price than $12,095,298, Sellers forthwith shall remit such difference (the "Overpayment") to Buyer. To secure Sellers obligation hereunder, Buyer shall retain $1,000,000 of the Purchase Price (the "Purchase Price Adjustment Holdback") until such time as the Final Consolidating and Consolidated Balance Sheets are finalized and the recomputation of the Purchase Price Computation is made. In the event Sellers fail to remit the Overpayment to Buyer on a timely basis, Buyer may deduct the Overpayment from the Purchase Price Adjustment Holdback and, to the extent the Overpayment exceeds $1,000,000, Sellers(s) immediately shall pay to Buyer the difference. If Seller(s) remit the Overpayment to Buyer or there are monies remaining after Buyer deducts the Overpayment from the Purchase Price Adjustment Holdback, Buyer forthwith shall return any monies remaining from the Purchase Price Adjustment Holdback to the Seller(s). In the event such recomputation produces a greater Purchase Price than $12,095,298, Buyer forthwith shall remit to Hoya Holdings, Inc., as agent for Sellers, such difference (the "Underpayment"), provided, however, that in no event shall the Purchase Price exceed $12,500,000 less the amount, if any, by which the consolidated accrued warranty liability for products accepted and installed on the Final Consolidating and Consolidated Balance Sheets is less than $500,000. Any Overpayment made by Buyer to Sellers or Underpayment due from Buyer to Sellers shall be properly charged (in the case of an overpayment) or credited (in the case of an Underpayment) to the Seller(s) to which the Overpayment was made or Underpayment is owed as directed by Hoya Photonics.
     (b) Notwithstanding anything to the contrary contained in Section 2.02(a) hereof, the parties acknowledge that the Final Consolidating and Consolidated Balance Sheet contains specific accounts receivable for which specific reserves have been set up based upon the questionable collectability of such accounts receivable. In connection therewith, the parties agree that if within one (1) year from the Effective Date the reserved against portion of an account receivable, for which a specific reserve has been set up, is collected, the amount so collected, after deducting therefrom all costs of collection (including, without limitation, collection fees, attorney's fees additional costs associated with the product or service sold, etc.), shall be paid over by Buyer to Seller(s). After such one (1) year period, upon at least thirty (30) days advance written notice by Seller(s) to Buyer, Seller(s) shall have a one-time right to audit the books of Buyer related to such accounts receivable at Seller(s) sole cost and expense. Nothing herein contained shall require Buyer to use any efforts whatsoever to collect any of the accounts receivable referred to in this Section 2.02(b).


                              ARTICLE III.

               ASSUMPTION OF LIABILITIES AND OBLIGATIONS
               .........................................

     As additional consideration for the sale, assignment, transfer, conveyance and delivery of the Assets by Sellers to Buyer, Buyer hereby assumes, and agrees to pay, perform, honor, discharge, or otherwise satisfy in due course, with respect to each Seller (a) all liabilities reflected on the Final Consolidating and Consolidated Balance Sheets or which have arisen in the ordinary course of business since the Final Consolidating and Consolidated Balance Sheet Date; (b) all warranty obligations incurred in the ordinary course of business and not resulting from any design flaws; and (c) all obligations required to be performed under contracts which are listed on Schedule 5.12 hereto (collectively "Assumed Liabilities and Obligations"); provided, however, that Sellers shall retain, and under no circumstances shall Buyer pay or assume or be or become liable for any of, the following liabilities and obligations (the "Retained Liabilities and Obligations"):
          (a) those liabilities which are not reflected on the Final Consolidating and Consolidated Balance Sheets and which have been incurred or relate to a period of time prior to the Effective Date (whether or not disclosed in this Agreement or the Schedules hereto);
          (b)  bank overdrafts;
          (c) federal, state, or local tax liabilities and obligations (except payroll taxes and any other operating business taxes that have been accrued on the Final Consolidating and Consolidated Balance Sheets or have been accrued in the ordinary course of business since the Final Consolidating and Consolidated Balance Sheet Date in accordance with past practice);
          (d) liabilities and obligations for brokerage or other commissions or expenses relative to this Agreement or to the transactions contemplated hereunder;
          (e) liabilities and obligations arising out of any breach by any Seller at any time on or prior to the date hereof, of any contract or commitment, including any contract or commitment assumed by Buyer on the date hereof;
          (f)  liabilities and obligations regarding or resulting from
(i) any benefit plan of the type described in Section 5.18 hereof, (ii) employment agreements, (iii) those contracts regarding commissions, bonuses and incentives set forth on Schedule 5.12 (a)(iv) and Schedule
5.12 (b)(i) hereto, (iv) any settlement with Mike Hack, and (v) the termination notice given employees of the German Subsidiary;
          (g)  liabilities and obligations under any stock option plan;
          (h) subject to Section 7.02 (g) hereof, any sales, use or similar tax payable in connection with the sale of the Assets to Buyer (but not in connection with any transfer thereof by Buyer);
          (i) environmental liabilities, including any civil and criminal penalties, and the costs and expenses associated therewith and to rectify the same, to the extent not caused by Buyer;
          (j) liabilities relating to the leases for facilities in Osaka, Tada and Tokyo, Japan and Pucheim, Germany;
          (k) any product liability claims arising out of sales or events prior to the date hereof, notwithstanding the fact that the claim may be made after the date hereof;
          (l) any liabilities arising on account of or in connection with the failure of Hoya Photonics to qualify to do business as a foreign corporation in any jurisdiction;
          (m) in addition to those liabilities and obligations with respect to contracts and commitments specifically set forth in this
Article III as Retained Liabilities and Obligations, the liabilities and obligations with respect to those contracts and commitments set forth on
Schedule 5.12 (c) hereto;
          (n) any liabilities or losses (including reversal of profits) associated with claims by or settlements with Atek Associated, Michigan State, MacQuarie University (Cutting Edge Optics), CEO Lasers, John Hepburn (University of Waterloo and University of British Columbia), Batelle, Oak Ridge National Laboratory, Los Alamos National Laboratory, University of Pittsburgh, Brookhaven National Laboratory, Technical Management Concepts, Mempile (Israel), Inner Step, Clias, and any open purchase orders set forth on Schedule 5.07(a) and Schedule 5.07(b), to the extent the same has not been adjusted for in the Final Consolidating and Consolidated Balance Sheets.
(o) any other liabilities and obligations not specifically assumed by Buyer hereunder.

                               ARTICLE IV.

                REPRESENTATIONS AND WARRANTIES OF BUYER
                .......................................

     Buyer hereby represents and warrants to Sellers as follows:

     4.01 Corporate Organization; Good Standing. Buyer is a corporation duly organized, validly existing, and in good standing under the laws of its state of incorporation.

     4.02 Authority; Validity; Acquired Filings and Consents. Buyer has the requisite corporate power and authority to execute and deliver this Agreement and to assume and perform all of its obligations hereunder.
The execution and delivery of this Agreement by Buyer and the performance by Buyer of its obligations hereunder have been duly authorized by its Board of Directors. This Agreement has been duly executed and delivered by Buyer and constitutes a legal, valid, and binding obligation of Buyer, enforceable against it in accordance with its terms.

     4.03 No Conflict. The execution and delivery of this Agreement and consummation of the transactions contemplated herein do not and will not
(a) conflict with or violate any law, regulation, judgment, order, or decree binding upon Buyer or the provisions of its Certificate of Incorporation or By-laws; or (b) conflict with or result in a breach of any condition or provision of, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or result in the creation or imposition of any lien or charge upon any of the properties or assets of Buyer pursuant to, any contract, agreement, permit, license, franchise, or other instrument to which Buyer is a party or which is or purports to be binding upon Buyer or any of its properties.

                              ARTICLE V.

               REPRESENTATIONS AND WARRANTIES OF SELLERS
               .........................................

     Each Seller hereby jointly and severally represents and warrants to Buyer, that the statements contained in this Article V (including the Schedules of each of the Sellers referred to therein, which are attached to this Agreement and made a part hereof) are true and correct as of the Contract Date (other than representations and warranties of the Sellers as of a specified date, which are true and correct as of such date). Disclosures made in a particular Schedule may apply to or qualify not only the corresponding Section of this Article V, but other Sections of this Article V (or Schedules referred to therein) where it is reasonably clear, upon a reading of the disclosure, without any independent knowledge on the part of the reader regarding the matter disclosed, that the disclosure is intended to apply to such other Section (or Schedule).

     5.01 Corporate Organization; Good Standing; Requisite Authority; Qualification; Subsidiaries. Each Seller is an entity duly organized, validly existing, and in good standing under the laws of the state or country of its incorporation or formation, and has all requisite power and authority to own, operate, and lease its properties and to carry on its business as the same is now being conducted. Each Seller is duly qualified to do business as a foreign corporation or entity and is in good standing in each jurisdiction in which the character of its properties or the nature of its activities make such qualification necessary, except where the failure to be so qualified and in good standing would not have a material adverse effect on its business, operations, or financial condition of the Business of the Scientific Division (a "Material Adverse Effect"). A schedule of all such jurisdictions in which Sellers are qualified to do business as a foreign corporation or entity is attached hereto as Schedule 5.01. Hoya Photonics has no subsidiaries, except for the German Subsidiary, the French Subsidiary and the Japanese Subsidiary (collectively, the "Subsidiaries"). None of the Subsidiaries have any subsidiaries.

     5.02 Capital Stock. All of the capital stock of Hoya Photonics is owned by Hoya Holdings, Inc., a California corporation. All of the capital stock or ownership interests of each of the Subsidiaries is owned by Hoya Photonics. The issued and outstanding shares of capital stock or ownership interests of each of the Sellers is duly authorized, has been duly and validly issued, is fully paid and non-assessable, and has not been issued in violation of the preemptive rights of any stockholder or owner. Except as set forth in Schedule 5.02 hereto, there are no outstanding subscriptions, options, warrants, calls, commitments, agreements, or rights of any kind or nature in respect of the authorized but unissued shares of capital stock or ownership interests of Sellers and none of such shares or ownership interests are reserved for issuance for any purpose.

     5.03 Authority; Validity; Consents. Each Seller has the requisite power and authority to execute and deliver this Agreement and to assume and perform all of its obligations hereunder. The execution and delivery of this Agreement by each Seller and the performance of its obligations hereunder have been duly authorized by its Board of Directors or other governing board and, where required, by its stockholder or owner. There are no corporate, organizational, contractual, statutory, or other restrictions of any kind upon the power and authority of Sellers to execute and deliver this Agreement and to consummate the transactions contemplated hereunder, and no permit, consent, approval or authorization of, or declaration, filing or registration with, or the giving of notice to any foreign, federal, state, municipal, or other governmental department, commission, board, bureau, instrumentality or agency (collectively, "Governmental Authority") is necessary (or, if necessary, has been obtained or made) in connection with the execution, delivery or performance of this Agreement by Sellers or the consummation by Sellers of the transactions contemplated hereby, except as set forth in Schedule
5.03 hereto. This Agreement has been duly executed and delivered by Sellers and constitutes a legal, valid, and binding obligation of each of them, enforceable against each of them in accordance with its terms.

     5.04 No Conflict. Except as set forth in Schedule 5.04 hereto, the execution and delivery of this Agreement and the consummation of the transactions contemplated herein do not and will not (a) conflict with or violate any law, regulation, judgment, order, or decree binding upon any Seller or the provisions of the Articles of Incorporation, governing documents, or By-laws; (b) conflict with or result in a breach of any condition or provision of, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or result in the creation or imposition of any lien or charge upon any properties or assets of any Seller pursuant to, any contract, agreement, permit, license, franchise, or other instrument to which any Seller is a party or which is or purports to be binding upon any Seller or any of its properties; or (c) result in the loss of any license, legal privilege, or legal right enjoyed or possessed by any Seller.

     5.05 Financial Statements. Exhibit A, attached hereto and made a part hereof, contains Sellers' (a) unaudited consolidating and consolidated balance sheet(s) (the "Interim Consolidating and Consolidated Balance Sheets") for the Business of the Scientific Division as at August 31, 2002 (the "Interim Consolidating and Consolidated Balance Sheet Date") and the related statements of income for the five-month period then ended, and (b) the Final Consolidating and Consolidated Balance Sheets (as defined in Section 2.02 hereof) as at the Final Consolidating and Consolidated Balance Sheet Date (as defined in Section
2.02 hereof) and the related statements of income for the six-month period then ended. Except as set forth in Schedule 5.05, such financial statements have been prepared in accordance with generally accepted accounting principles ("GAAP"), consistently applied, and fairly present the combined financial position of the Business of the Scientific Division as at such dates and the results of operations for the periods then ended, subject only to normal and recurring year end adjustments in the case of the financial statements as at and for the period ending on the Interim Consolidating and Consolidated Balance Sheet Date and the Final Consolidating and Consolidated Balance Sheet Date. Excluded from the Final Consolidating and Consolidated Balance Sheets are (x)(i) inventory of any products of Clark MXR, (ii) inventory which is obsolete, consists of discontinued items, is unusable in current products, or which will not be used within twelve (12) months based upon current production, and (y) accounts receivable known to be uncollectible, in each case without regard to reserves that are part of the Final Consolidating and Consolidated Balance Sheets. Included in the Final Consolidating and Consolidated Balance Sheets are adequate accrued installation costs for products accepted but not yet installed. Inventories are included in the Final Consolidating and Consolidated Balance Sheets at manufacturing cost and not transfer pricing in the case of inter-company transactions.


     5.06  Various Assets; Backlog.
          (a) Receivables. The accounts receivable, notes receivable and other receivables (other than inter-company receivables) (collectively, "Receivables") shown on the Final Consolidating and Consolidated Balance Sheets for each Seller are bona fide Receivables which arose in the ordinary course of the Business of the Scientific Division, represent valid claims by Sellers, and are collectible net of the reserve therefor. An aging schedule and list of Receivables and the amounts thereof as of the Final Consolidating and Consolidated Balance Sheet Date are attached hereto as Schedule 5.06(a).
          (b) Fixed Assets. Schedule 5.06(b) hereof sets forth a complete and accurate list for each Seller of all items of machinery, equipment, computers and other tangible personal property comprising the Assets as of the Final Consolidating and Consolidated Balance Sheet Date and their depreciated book value as of such date. Except as set forth in
Schedule 5.06(b), all of such property is in good repair and working order and is in the possession of Sellers.
          (c) Inventory. The inventories of each Seller pertaining to the Business of the Scientific Division are of good and merchantable quality in all material respects, meet the quality control standards of each Seller and any applicable governmental quality control standards, are useable in current products, and do not include obsolete or discontinued items or items that will not be used within twelve (12) months based upon current production. Non-excluded inventory items are hereinafter referred to as "Inventory." All Inventories that constitute finished goods are saleable as current inventory at the current prices therefor in the ordinary course of business. Inventories are recorded on the books of each Seller at the lower of cost or market determined in accordance with GAAP, and, except as set forth on Schedule 5.06(c) hereto, no write-down has been made or should have been made pursuant to GAAP during the past two (2) years. A list of Inventories of each Seller and the book value thereof (based on manufacturing costs and not transfer pricing in the case of inter-company transactions) as at the Final Consolidating and Consolidated Balance Sheet Date is attached hereto as
Schedule 5.06(c).
          (d) Backlog. As at the Final Consolidating and Consolidated Balance Sheet Date, Sellers had an aggregate backlog (excluding inter-company sales) with respect to the Business of the Scientific Division of $8,102,541.23 (such dollar amount for Seller's aggregate backlog includes dollar amounts for the German Subsidiary, the French Subsidiary and the Japanese Subsidiary calculated by using the closing exchange rates as reported by the Wall Street Journal on September 30, 2002). Except as set forth on Schedule 5.06(d) hereto, no orders have been canceled since the Interim Consolidating and Consolidated Balance Sheet Date.

     5.07  No Undisclosed Liabilities.  Except as set forth in Schedule
5.07 hereof, as of the Final Consolidating and Consolidated Balance Sheet Date, no Seller had any debts, liabilities, or obligations of any kind applicable to the Business of the Scientific Division ("Liabilities"), whether accrued, absolute, contingent, or other, and whether due or to become due, including, but not limited to, Liabilities on account of taxes or other governmental charges, or penalties, interest, or fines thereon or in respect thereof, except to the extent set forth on or reserved against or reflected on the Final Consolidating and Consolidated Balance Sheets, and there is no basis for the assertion against any Seller of any such Liabilities. The Liabilities reflected on the Final Consolidating and Consolidated Balance Sheets are bona fide liabilities which arose in the ordinary course of business.

     5.08  Absence of Certain Changes and Events.  Except as set forth in
Schedule 5.08 hereto, since the Interim Consolidating and Consolidated Balance Sheet Date to the Contract Date there has not been, with respect to the Business of the Scientific Division of any Seller, (a) any material adverse change in its business, operations, financial condition, assets, liabilities, prospects, or regulatory status; (b) any material damage, destruction, or loss (whether or not covered by insurance) with respect to any of its material assets or properties; (c) any redemption or other acquisition by it of capital stock or ownership interests or options to purchase capital stock or ownership interests or any declaration or payment of any dividend or other distribution in cash or property with respect thereto; (d) any entry into any material commitment or transaction (including, without limitation, any borrowing or capital expenditure) other than in the ordinary course of business or as contemplated by this Agreement; (e) any transfer of, or rights granted under, any material leases, licenses, agreements, patents, trademarks, or copyrights, other than those transferred or granted in the ordinary course of business and consistent with past practice; (f) any mortgage, lien, pledge, security interest, claim, charge, or encumbrance of any nature whatsoever (collectively "Encumbrances") imposed on any assets or properties, excluding those items set forth in Section 5.11(a) through
(e); (g) any payment of debts, liabilities, or obligations ("Liabilities") of any kind, other than Liabilities currently due; (h) any cancellation of any debts or claims or forgiveness of amounts owed to Seller; (i) any incurrence of any Liabilities of any nature, whether accrued, contingent or otherwise, other than current Liabilities for trade or business obligations in connection with the purchase of goods or services in the ordinary course of business and consistent with past practice or which would have, individually or in the aggregate, a Material Adverse Effect; (j) any wages increased or bonuses paid, or any additional pension, profit sharing, bonus, deferred compensation, stock purchase, stock option, insurance, severance, retirement, or other benefit agreement entered into; (k) any sale or transfer to others of any Assets, except for inventory sold in the ordinary course of business consistent with past practice; or (l) any change in accounting principles or methods, except insofar as may have been required by a change in GAAP.
 Except as otherwise set forth in Schedule 5.08 hereto, since the Interim Consolidating and Consolidated Balance Sheet Date each Seller has conducted its business as it pertains to the Business of the Scientific Division only in the ordinary course and in a manner consistent with past practice, has not made any material change in the conduct of its business or operations as it pertains to the Business of the Scientific Division or incurred any material expense outside the ordinary course such business.

     5.09 Trademarks, Patents and Copyrights. Schedule 5.09 hereto sets forth all patents, trademarks, service marks, and material copyrights, and applications therefore, and all licenses, and permits (collectively "Rights") owned or possessed by Sellers and utilized in the Business of the Scientific Division. Except as set forth in Schedule 5.09 hereto, the use of the Rights by Sellers, in the manner and in the jurisdictions in which the Rights are currently used by Sellers, does not and will not conflict with or violate the rights possessed by any other person, firm, company, partnership, or corporation and, to the best knowledge of Sellers, no one is infringing the rights of Sellers with respect to any such Rights. Except as set forth in Schedule 5.09 hereto, Sellers, collectively, have the sole and exclusive right to use the Rights in the manner and in the jurisdictions in which the Rights are currently used by Sellers.

     5.10 Assets. Except as set forth on Schedule 5.10 hereto, the Assets (excluding the Retained Assets) constitute all of the properties, assets, rights, contracts, leases, easements, licenses, and real and personal property utilized by Sellers in the conduct of the Business of the Scientific Division, and no other assets, whether tangible or intangible, are required to engage in the Business of the Scientific Division as presently conducted by Sellers.

     5.11 Title to Property. Except as set forth in Schedule 5.11 hereto, each Seller has good and marketable title, or, in the case of leased property, valid leasehold rights, to all of its Assets, free and clear of all Encumbrances, excluding (a) liens for taxes, fees, levies, imposts, duties, or governmental charges of any kind which are not yet delinquent or are being contested in good faith by appropriate proceedings which suspend the collection thereof; (b) liens for mechanics, materialmen, laborers, employees, suppliers, or other liens arising by operation of law for sums which are not yet delinquent or are being contested in good faith by appropriate proceedings; (c) liens created in the ordinary course of business in connection with the leasing or financing of office, computer, and related equipment and supplies; (d) easements and similar encumbrances ordinarily created for fuller utilization and enjoyment of property; and (e) liens or defects in title or leasehold rights that do not and will not have a Material Adverse Effect.


     5.12  Contracts and Commitments.
          (a) Schedule 5.12(a) hereto, contains a complete and correct list, as of the Final Consolidating and Consolidated Balance Sheet Date, of all agreements, contracts, commitments and other instruments and arrangements, whether written or oral pertaining to the Business of the Scientific Division, including, without limitation, any contract or commitment with respect to any (i) lease (as lessor or lessee), (ii) license, (iii) franchise, (iv) employment or pension, profit sharing, bonus, stock purchase, retirement, hospitalization, insurance, or other plan or arrangement involving employee benefits, (v) inventory or supplies, (vi) equipment, (vii) financing, (viii) acquisition or disposition of rights, (ix) joint venture, partnership and similar arrangement involving a sharing of profits or expenses, (x) sales representation or distribution, and (xi) advertising and promotion. Each of the contracts and commitments set forth in Schedule 5.12(a) is valid, binding, in full force and effect, and enforceable in accordance with its terms, and there is no default or claim of default against any Seller or any notice of termination with respect thereof. Each Seller has complied in all material respects with all requirements of, and performed in all material respects all of its obligations under, such contracts and commitments. In addition, to the knowledge of Sellers, no other party to any such contract or commitment is in material default under or in material breach of any term or provision thereof, and there exists no condition or event which, after notice or lapse of time or both, would constitute a material default by any party to any such contract or commitment. To the knowledge of Sellers, there are no events or circumstances which would indicate that any contract or commitment set forth in Schedule 5.12(a) is likely to be terminated, or unlikely to be renewed, within the next twelve (12) months. Copies of all the written documents and a synopsis of all oral contracts and commitments described in Schedule 5.12(a) have heretofore been made available to Buyer, are true and complete, and include all amendments and supplements thereto and modifications thereof.
          (b) Except as set forth in Schedule 5.12(b) hereto, no Seller is a party to any oral or written (i) agreement with any consultant, executive officer, or other key employee of the Business of the Scientific Division, the benefits of which are contingent upon, or the terms of which are materially altered upon, the execution and delivery of this Agreement, or (ii) agreement or plan, including any stock option plan and the like, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, upon the execution and delivery of this Agreement.

     5.13 Customers. Schedule 5.13 hereto sets forth (a) the name and address of each customer of each Seller that ordered goods and services from such Seller relating to the Business of the Scientific Division during the twelve-month period ended June 30, 2002, and (b) the approximate amount for which each customer that ordered goods and services with an aggregate value of $100,000 or more (a "Significant Customer") was invoiced during such period. No Seller has received any notice or, to the best knowledge of each Seller, has any reason to believe that any Significant Customer (aa) has ceased, or will cease, to use the products, goods or services of Seller, (bb) has substantially reduced or will substantially reduce, the use of products, goods or services of Seller, or (cc) has sought, or is seeking, to reduce the price it will pay for products, goods or services of Seller, in each case after the date hereof.

     5.14 Suppliers; Raw Materials. Schedule 5.14 hereto sets forth (a) the name and address of each supplier from which a Seller ordered raw materials, supplies, merchandise and other goods and services ("Goods and Services") relating to the Business of the Scientific Division during the twelve-month period ended June 30, 2002, (b) the approximate amount for which each supplier that ordered Goods and Services with an aggregate purchase price of $100,000 or more (a "Significant Supplier") invoiced the Seller during such period, and (c) sole source suppliers. No Seller has received any notice or, to the best knowledge of each Seller, has any reason to believe that there has been any material adverse change in the price of such raw materials, supplies, merchandise or other goods or services, or that any Significant Supplier will not sell raw materials, supplies, merchandise and other goods to Buyer at any time after the date hereof on terms and conditions similar to those used in its current sales to Seller, subject to general and customary price increases or general and customary fluctuations in the availability of such Goods and Services. Except as set forth on Schedule 5.14, as of the Contract Date, there are no purchase orders or commitments to suppliers that extend beyond three (3) months. All outstanding production material purchase orders and commitments as of the Contract Date are in connection with the products currently manufactured by Sellers and are for Goods and Services that will be needed for the next twelve (12) months production.

     5.15  Products.
          (a) Buyer has been furnished with complete and correct copies of the standards terms and conditions of sale for each of the products manufactured, sold, or delivered by Sellers and each of the services rendered by Sellers in connection with the Business of the Scientific Division (containing applicable guaranty, warranty and indemnity provisions). Except as required by law or as set forth on Schedule 5.15(a) hereto, no such product or service is subject to any express guaranty, warranty or other indemnity, beyond such standards terms and conditions. All products shipped to customers have met in all material respects applicable specifications therefor.
          (b) Except as set forth on Schedule 5.15(b) hereto, no Seller has entered into, or offered to enter into, any agreement, contract commitment or other arrangement (whether written or oral) in connection with the Business of the Scientific Division pursuant to which such Seller is or will be obligated to make any rebates, discounts, promotional allowances or similar payments or arrangements to any customer ("Rebate Obligations"). All Rebate Obligations are reflected in the Interim Consolidating and Consolidated Balance Sheet or have been incurred after the Final Consolidating and Consolidated Balance Sheet Date in the ordinary course of business consistent with prior practice.

     5.16  Absence of Certain Business Practices.  Except as set forth on
Schedule 5.16 hereto, no Seller nor any officer, director, employee, or agent of a Seller, nor any other person acting on a Seller's behalf, has, directly or indirectly, within the past five years, given or agreed to give any gift or similar benefit to any customer, supplier, governmental employee or other person or entity who is or may be in a position to help or hinder the Business of the Scientific Division (or assist a Seller in connection with any actual or proposed transaction relating to the Business of the Scientific Division) (a) which subjected or might have subjected a Seller to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (b) which, if not given in the past, might have had a Material Adverse Effect, (c) which, if not continued in the future, might have a Material Adverse Effect or subject a Seller to suit or penalty in any private or governmental litigation or proceeding, (d) for any of the purposes described in Section 162(c) of the Internal Revenue Code of 1986, as amended (the "Code"), or (e) for the purpose of establishing or maintaining any concealed fund or concealed bank account.

      5.17 Insurance. Schedule 5.17 hereto sets forth a list and brief description of all insurance policies maintained by Sellers on its properties, assets, business and personnel in connection with the Business of the Scientific Division and the premiums payable thereon. To the knowledge of each Seller, no Seller is in default with respect to any provision contained in any insurance policy, and has not failed to give any notice or present any claim under any insurance policy in due and timely fashion. Such policies are in full force and effect and the premiums with respect thereto have been paid.

     5.18  Employee Benefit Plans.
          (a) Schedule 5.18 (a) hereto sets forth a list of each "employee benefit plan" (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), whether or not subject to ERISA, and each bonus, stock option, stock purchase, benefit, profit sharing, savings, retirement, disability, insurance, incentive, deferred compensation, and other similar fringe or employee benefit plans, programs, or arrangements maintained by each Seller for the benefit of, or relating to, any employee of, or independent contractor or consultant to, such Seller (collectively, the "Employee Plans"). Each Seller has delivered to Buyer true and complete copies of all Employee Plans, as in effect, as well as the summary plan description (as defined in ERISA), if any, and all modifications thereto communicated to employees.
          (b) Except as disclosed in Schedule 5.18(b) hereto, all Employee Plans are in compliance in all material respects with the applicable requirements prescribed by all statutes, orders, or governmental rules or regulations currently in effect with respect to such Employee Plans, including, but not limited to, ERISA and the Code, and there are no pending or threatened claims, lawsuits, or arbitrations (other than routine claims for benefits) which have been asserted or instituted against any Seller, any Employee Plan, or the assets of any trust for any Employee Plan. All contributions or payments required to be made or accrued before the date hereof (as hereinafter defined) under the terms of any Employee Plan will have been made or accrued by Sellers, as applicable, by the date hereof.
          (c) No Seller has incurred (i) any liability under Title IV of ERISA, (ii) any liability under section 412 of the Code, or (iii) any liability as a result of a failure to comply with the continuation of coverage requirements of section 601 et seq. of ERISA and section 4980B of the Code, that in any case would become a liability of Buyer after the date hereof.
          (d) No Employee Plan covering any employee provides for medical or death benefits beyond termination of service or retirement other than (i) coverage mandated by law, or (ii) death or retirement benefits under a benefit plan qualified under section 401(a) of the Code.
          (e) No Employee Plan covering any employee is a multiemployer plan within the meaning of section 4001(a)(3) of ERISA ("Multiemployer Plan"); and no Seller has at any time during the six year period preceding the date hereof contributed to or been obligated to contribute to any Multiemployer Plan.
          (f)  Except as required by applicable law or as set forth on
Schedule 5.18(f) hereof, the consummation of the transaction contemplated herein will not accelerate the time of vesting or the time of payment, or increase the amount of compensation due to any director, employee, officer, former employee or former officer of any Seller. There are no contracts or arrangements providing for payments that could subject any person to liability for tax under Section 4999 of the Code. None of the transactions contemplated herein will result in an amendment, modification or termination of any of the Employee Plans. No written or oral representations have been made to any employee or former employee of any Seller promising or guaranteeing any employer payment or funding for the continuation of medical, dental, life or disability coverage for any period of time beyond the end of the current plan year (except to the extent of coverage required under COBRA). No written or oral representations have been made to any employee or former employee of any Seller concerning the employee benefits of Buyer.

     5.19  Labor Matters; Personnel.  Except as disclosed in Schedule
5.19 hereto, there are no controversies or claims, pending or, to the knowledge of Sellers, threatened, between any Seller and any of its current or former employees, which controversies or claims have affected or may reasonably be expected to affect the business, operations, financial condition, assets or liabilities of the Business of the Scientific Division. The policies of Sellers concerning hours worked by, and payments made to, employees of the Business of the Scientific Division are in all material respects in compliance with the Fair Labor Standards Act and all other applicable laws dealing with such matters. There are no existing or outstanding material obligations of any Seller with respect to the Business of the Scientific Division, whether arising by operation of law, civil or common, by contract, or by past custom, for payments to trusts or other funds, to any Governmental Authority, or to any individual, director, officer, employee, or agent (or his or her heirs, legatees, or legal representatives), with respect to any contract for employment, unemployment compensation benefits, profit sharing, pension, or retirement benefits, including vacation or holiday pay, bonuses, or other forms of compensation, which are payable to its directors, officers, employees, or agents, which have not been paid when due. All payments due from Sellers with respect to the Business of the Scientific Division on account of employee health and welfare insurance have been paid or accrued as a liability on the Final Consolidating and Consolidated Balance Sheets. All severance payments with respect to the Business of the Scientific Division which are or were due under the terms of any agreement, oral or written, have been paid or accrued as a liability on the Final Consolidating and Consolidated Balance Sheets. Except as set forth on Schedule 5.19, all vacation and sick pay accrued and/or owed and bonuses to be paid with respect to services rendered by employees of the Business of the Scientific Division up to the Final Consolidating and Consolidated Balance Sheet Date has been accrued on the Final Consolidating and Consolidated Balance Sheet. Except as set forth in Schedule 5.19, no Seller is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by Sellers in connection with the Business of the Scientific Division, nor does any Seller know of any activities or proceedings of any labor union to organize any such employees. Section 5.19 sets forth a list of all officers, directors, and employees of the Business of the Scientific Division of each Seller and their respective rates of compensation (including the portions thereof attributable to bonuses), including any other salary, bonus, or other payment arrangement made with any of them.

     5.20  Litigation; Claims; Investigations.  Except as set forth in
Schedule 5.20 hereto, there are no suits, actions, claims, investigations, proceedings, or inquiries pending, or, to the best of any Seller's knowledge, threatened against, or affecting, any Seller or any of its properties, rights, assets, or business, at law or in equity, in any court or before any Governmental Authority which, if decided adversely to Seller, would have a Material Adverse Effect, and no Seller knows of any basis or grounds for any such suit, action, claim, investigation, inquiry, or proceeding. There is no outstanding order, writ, judgment, injunction, or decree of any court, administrative agency, governmental body, or arbitration tribunal against or, to the best of any Seller's knowledge, affecting any of the properties, rights, assets, or business of the Business of the Scientific Division of any Seller.

     5.21  Governmental Licenses and Permits.  Except as set forth on
Schedule 5.21 hereto, Sellers have all governmental licenses and permits necessary for the lawful conduct of the Business of the Scientific Division and to operate their properties and assets, and such licenses and permits are in full force and effect. Schedule 5.21 sets forth all such licenses and permits. No violations exist nor, to the knowledge of any Seller, have any been recorded with respect to any such licenses or permits; no proceeding is pending or, to the knowledge of any Seller, threatened which contemplates the revocation or limitation of any such license or permit; and no Seller knows or has any grounds to know of any basis or grounds for any such revocation or limitation. Sellers have complied in all material respects with all laws, rules, regulations, ordinances, codes, and orders relating to the Business of the Scientific Division and to all covenants, terms, and conditions upon or under which any of their licenses and permits relating to the Business of the Scientific Division are held. Except as set forth in Schedule 5.21, such licenses and permits are freely assignable to Buyer.

     5.22 Compliance With Legislation Regulating Environmental Quality. Except as set forth on Schedule 5.22 hereto, there are no toxic wastes or other toxic or hazardous substances or materials (collectively, "Toxic Substances") being stored or otherwise held in or on any of the facilities relating to the Business of the Scientific Division of any Seller, except as stored or held in material compliance with all applicable Environmental Laws (as defined below). In addition, there are no Toxic Substances which have migrated from such facilities, whether contained in ambient air, surface water, groundwater, land surface, or subsurface strata. Except as set forth in Schedule 5.22, the facilities of Sellers in which the Business of the Scientific Division is conducted have been maintained in material compliance with all federal, state, and local environmental protection, occupational, health, safety, and similar laws, ordinances, restrictions, licenses, and regulations, including, but not limited to, the Federal Water Pollution Control Act (33 U.S.C.
Section 1251 et seq.), Resource Conservation & Recovery Act (42 U.S.C.
Section 6901 et seq.), Safe Drinking Water Act (21 U.S.C. Section 349, 42 U.S.C. SectionSection 201, 300f), Toxic Substances Control Act (15 U.S.C. Section2601 et seq.), Clean Air Act (42 U.S.C. Section 7401 et seq.), Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601 et seq.) ("CERCLA"), and similar state laws (collectively, "Environmental Laws"). No Seller has disposed or arranged (by contract, agreement, or otherwise), within the meaning of Section 107(a)(3) of CERCLA, for the disposal of any material or substance that was generated or used by such Seller at any off-site location that has been or is listed or proposed for inclusion on the National Priority List promulgated pursuant to CERCLA or any list promulgated by any Governmental Authority for the purpose of identifying sites which pose an imminent danger to health and safety. Each Seller has delivered to Buyer true and complete copies of all environmental studies, reports, and analyses made or prepared in the last five years relating to such Seller and/or its facilities to the extent they were made by such Seller or are in such Seller's possession.

     5.23  Tax Matters.
          (a) Each Seller has duly and timely filed all tax reports and returns required to be filed by it, including all federal, state, local, and foreign tax returns and reports ("Tax Returns"). Except as set forth in Schedule 5.23(a) hereto, all Tax Returns were correct and complete in all material respects when filed. Except as set forth in Schedule 5.23(a), each Seller has paid in full all taxes (whether or not shown on a Tax Return) required to be paid by it before such payment became delinquent, and has made adequate provision in conformity with generally accepted accounting principles, consistently applied, for the payment of all accrued taxes not yet payable. All taxes which any Seller has been required to collect or withhold have been duly collected or withheld and, to the extent required when due, have been duly and timely paid to the proper taxing authority.
          (b) The Tax Returns have not been examined by the Internal Revenue Service or any other taxing authority for any period during the past five years, nor has any issue been raised by the Internal Revenue Service or any other taxing authority in respect of any such Tax Returns.
 Except as set forth in Schedule 5.23(b) hereto, no audits, inquiries, investigations, or examinations relating to the Tax Returns are pending or threatened by any Governmental Authority, and no claims have been or may be asserted relating to any of the Tax Returns filed for any year which, if determined adversely, would result in the assertion by any Governmental Authority of any material tax deficiency against any Seller.
 There have been no waivers or extensions of statutes of limitations by any Seller.

     5.24  Transactions with Certain Persons.  Except as set forth in
Schedule 5.24 attached hereto, no officer, director, or employee of any Seller (or any member of any such person's immediate family), is presently a party to any material transaction with any Seller relating to the Business of the Scientific Division, including, without limitation, any contract, agreement, or other arrangement (a) providing for the furnishing of material services by, (b) providing for the rental of material real or personal property from, or (c) otherwise requiring material payments to (other than for services as officers, directors, or employees of any Seller), any such person or any corporation, partnership, trust, or other entity in which any such person has a substantial interest as a stockholder, officer, director, trustee, or partner.

     5.25 Brokers. Except for The Seidler Companies and Roth Capital (the fees of which shall be paid by Sellers), no broker, finder, or investment banker has acted for Sellers in connection with this Agreement or the transactions contemplated hereby, or is entitled to any brokerage, finder's, or other fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of any Seller.

     5.26  Adverse Business Conditions.  Except as set forth in Schedule
5.26 hereto, no Seller has reasonable cause to believe that any condition exists with respect to such Seller which has, or may have, a Material Adverse Effect.

     5.27 Material Misstatements or Omissions. No representation, warranty, or statement made by any Seller in this Agreement, or in any certificate or document delivered or to be delivered to Buyer pursuant to this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to be stated in order to make such representation, warranty, or statement not misleading. The representations and warranties contained in this
Article V shall not be affected or deemed waived by reason of the fact that Buyer or any of its representatives should have known that any such representation or warranty is or might be inaccurate in any respect or by any investigation by Buyer or its representatives.


                              ARTICLE VI.

                          CLOSING DOCUMENTS
                          .................

     6.01 Deliveries by Sellers. Concurrently with the execution and delivery of this Agreement, Sellers are delivering to Buyer the following documents, certificates, instruments and items, in each case in form and substance reasonably satisfactory to Buyer and its counsel:
          (a)  bills of sale and assignments for the Assets;
          (b) assignments of patents, patent applications, trademarks and copyrights, all in recordable form;
          (c) a copy of resolutions duly adopted by the Board of Directors or other governing body of each Seller authorizing and approving the execution and delivery of this Agreement by Seller and the performance of its obligations hereunder;
          (d) to the extent required by local law, a copy of resolutions duly adopted by the sole shareholder of (a) Hoya Photonics authorizing and approving the execution and delivery of this Agreement by Hoya Photonics and the performance of its obligations hereunder, and (b) the German Subsidiary, the French Subsidiary and the Japanese Subsidiary authorizing and approving the execution and delivery of this Agreement by such entities and the performance of their obligations hereunder;
          (e) (i) the opinion, dated as of the date hereof, of Gray Cary Ware & Friedenrich LLP, counsel to Hoya Photonics;
          (f) non-disclosure and inventions agreements ("Non-Disclosure and Inventions Agreements") executed by employees of Sellers to be employed by Buyer;
          (g)  all consents, approvals, and filings set forth on Schedule
5.03(a);
          (h) forms of articles of amendment to the articles of incorporation or other applicable formation document of Sellers, to be utilized in connection with the covenant contained in Section 7.01(a)(i) hereof, removing any reference to Continuum in their name; and
          (i) non-competition agreements executed by Hoya Holdings, Inc. and Hoya Corporation the sole stockholder of Hoya Holdings, Inc.

     6.02 Deliveries by Buyer. Concurrently with the execution and delivery of this Agreement, Buyer is delivering the following documents, certificates, instruments and items, in each case in form and substance satisfactory to Sellers and their counsel:
          (a)  Wire transfers of the Purchase Price;
          (b)  Instrument of Assumption of Liabilities and Obligations;
          (c) A certified copy of resolutions duly adopted by the Board of Directors of Buyer authorizing and approving the execution and delivery of this Agreement and the performance of its obligations hereunder.

     6.03 Deliveries by Buyer and Sellers. Concurrently with the execution and delivery of this Agreement, Buyer and Sellers are entering into the License Agreement referred to in Section 1.03 hereof.




                              ARTICLE VII.

                          ADDITIONAL COVENANTS
                          ....................

     7.01  Covenants of Seller.
          (a) (i) Each of the German Subsidiary, the French Subsidiary and the Japanese Subsidiary covenants and agrees that immediately after the execution and delivery of this Agreement, it shall amend its Articles of Incorporation or other applicable document pursuant to which it was formed or created and take such other actions which may be necessary to change its name so as to remove the name "Continuum" therefrom and will thereafter cooperate with Buyer in making the name Continuum available to Buyer in the jurisdiction of its formation or creation and in each jurisdiction in which such Seller is licensed to transact business as a foreign corporation, and (ii) Hoya Photonics covenants and agrees to discontinue using the name "Continuum" as a d/b/a; provided, however, that in each of case (i) and (ii), Sellers may continue to use on a royalty free basis the name "Continuum" with respect to their (x) Medical/Dental Division to the extent currently used for a period of 180 days, and (y) Industrial Division to the extent currently used for a period of 90 days, but in no event shall the right to use such name survive the sale of Sellers' Medical / Dental Division.
          (b)  Sellers covenant and agree:
               (i) subject to Section 7.02(g) hereof, to pay any sales, use or similar taxes imposed as a result of the transactions consummated pursuant to this Agreement;
               (ii) to report on all applicable federal, state and local income and other tax returns in accordance with the asset valuations set forth on Schedule 2.01(b ) hereto;
               (iii) that from time to time after the date hereof without further consideration, to execute and deliver such other instruments of conveyance and transfer and take such other action as Buyer reasonably may request to more effectively convey and transfer to and vest in Buyer and to put Buyer in possession of the Assets transferred hereunder;
               (iv) to cooperate fully with Buyer in the verification of the Final Consolidating and Consolidated Balance Sheet, and
               (v) that (A) for a period of five years from the date hereof (the "Covenant Period"), to not engage, directly or indirectly, in any business that is competitive with the Business of the Scientific Division, or directly or indirectly own, manage, operate, control, loan money to, or participate in the ownership, management, operation or control of, or be connected with as a partner, consultant, agent, independent contractor or otherwise, or acquiesce in the use of its name in, any other business or organization which engages, directly or indirectly, in the business of Q-switched Nd:YAG nanosecond laser products for scientific, industrial or commercial applications (except to the extent permitted in the License Agreement), in any geographical area in which any Seller is now conducting business or any geographical area in which, to the knowledge of any Seller, the Buyer plans to conduct business within a six (6) month period; provided, however, Sellers shall be permitted to own in the aggregate less than a five percent interest as a shareholder in any company which is listed on any national securities exchange even though it may be in competition with Buyer; (B) during the Covenant Period, Sellers will not, directly or indirectly, either on their own behalf or on behalf of any other person or entity (1) solicit customers, suppliers, or other business relations of Buyer for the purpose of interfering with or encouraging them to terminate their relationship with Buyer, or (2) encourage employees (full-time or part-time) of Buyer to terminate their employment with Buyer; (C) the restrictions contained in this Section 7.01(b)(v), including, without limitation, the time periods and the geographical areas of the restrictions, are fair and reasonable and do not place any undue hardship on Sellers, and are reasonably required for the protection of the goodwill, the business, and the interests of Buyer and its officers, directors, and employees; (D)it is the desire and intent of the parties that the provisions of this Section 7.01(b)(v) shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Section 7.1(b)(v) shall be adjudicated to be invalid or unenforceable, such provision shall be deemed amended to delete therefrom the portion thus adjudicated to be invalid or unenforceable. Such deletion shall apply only with respect to the operation of such provisions of this Section 7.01(b)(v) in the particular jurisdiction in which such adjudication is made. In addition, if the scope of any restriction contained in this Section 7.01(b)(v) is too broad to permit enforcement thereof to its fullest extent, then such restriction shall be enforced to the maximum extent permitted by law, and each Seller hereby consents and agrees that such scope may be judicially modified in any proceeding brought to enforce such restriction; and (E) in the event of a breach or threatened breach by any Seller of the provisions of this Section 7.01(b)(v), Buyer shall be entitled to an injunction and such other equitable relief as may be necessary or desirable to enforce the restrictions contained herein without the need to post a bond or other security (nothing herein contained to be construed as prohibiting Buyer from pursuing any other remedies available for such breach or threatened breach or any other breach of this Agreement);
               (vi) to terminate an existing agreement described in, and in accordance with the terms set forth on, Schedule 7.01(b)(vi) hereto;
               (vii) to allow Buyer to use and conduct the Business of the Scientific Division at Sellers' facilities in Osaka, Tada and Tokyo, Japan for a period not to exceed 60 days from the date hereof at no charge;
               (viii) to turn over to Buyer, within three (3) business days after receipt thereof, any monies collected by Sellers with respect to receivables or otherwise that properly belong to Buyer pursuant to the terms of this Agreement;
               (ix) that in the event any contract or commitment assigned to Buyer pursuant to this Agreement requires the consent of a third party and such consent is not obtained, to cooperate with Buyer in any lawful and economically feasible arrangement to provide that Buyer shall receive the interest of Sellers in the benefits under any such contract or commitment, including performance by Sellers, as agent, if economically feasible, provided that Buyer shall undertake to pay or satisfy the corresponding liabilities for the enjoyment of such benefit to the extent Buyer would have been responsible therefor hereunder if such consent had been obtained;
               (x) to pay, perform, honor, discharge, or otherwise satisfy in due course all Retained Liabilities and Obligations;
               (xi) to cause American Express Business Finance Corporation and U.S. Bank Trust N.A. (as assignee of DVI Financial Services, Inc.) to file appropriate termination statements within sixty
(60) days from the Contract Date, terminating security interests in connection with any of the Assets being acquired by Buyer hereunder;
               (xii) from time to time after the execution and delivery of this Agreement, to afford Buyer reasonable and timely access to Sellers' Business Documents being retained hereunder for the reasonable business purposes of Buyer;
               (xiii) at the request of Buyer, to use commercially reasonable efforts to obtain the consent set forth on Schedule 7.01
(b)(xiii) hereto; and
          (c) Hoya Photonics covenants and agrees to pay down its vendors to within 45 days current no later than ten (10) days after the Contract Date.

     7.02  Covenants of Buyer.  Buyer covenants and agrees that:
          (a) Buyer shall offer employment to those of Sellers' current employees engaged in the Business of the Scientific Division and listed on Schedule 7.02 hereto, on terms no less favorable than (and, in any event, with respect to non-management employees, initially the same cash compensation as) the terms in effect on the date hereof, and to provide each such employee credit for prior service at a Seller for purposes of benefits (including, without limitation, vacation), unless prohibited by law or existing benefit plan provisions; provided, however, that such employee enters into a Non-Disclosure and Inventions Agreement with Buyer in the form submitted to such employee by Buyer; and provided further, however, that nothing herein shall be construed to assure any employee of continued employment;
          (b) Buyer will safeguard those Business Documents, dated from April 1, 2001 to the Effective Date, purchased by Buyer from Sellers hereunder, including those relating to customers, vendors, contractors and personnel, and return them to Sellers, at Sellers' written request, after two (2) years from the Contract Date; provided, however, that Buyer's obligation to return such Business Documents shall cease in the event Sellers do not make such request within four (4) years from the Contract Date. From time to time after the execution and delivery of this Agreement, Buyer shall afford Sellers reasonable and timely access to the Sellers books and records being acquired hereunder for the purpose of making archive copies thereof, the purpose of enabling Sellers to file income tax returns, for the purpose of dealing with any audits of tax returns and related proceedings, and for any other reasonably legitimate purpose involving the assets or liabilities retained by Sellers, including, without limitation, in connection with matters related to the personnel of the Sellers, litigation, and indemnification claims brought by Buyer against the Sellers pursuant to
Article VIII hereof; and
          (c) Buyer shall report on all applicable federal, state and local income and other tax returns in accordance with the asset valuations set forth on Schedule 2.01(b) hereto.
          (d) In the event Buyer shall complete development of the "Ampere" power supply technology and manufacture the same, Buyer will negotiate in good faith with Hoya Photonics a supply agreement pursuant to which Hoya Photonics shall have an exclusive (except with respect to Buyer and its affiliates), assignable and perpetual right (as long as Buyer continues to manufacture the "Ampere" power supply product) to purchase "Ampere" power supply products for its medical and dental aesthetic laser applications.
          (e) It will allow Sellers to use and conduct their other businesses at each of the facilities being transferred to Buyer hereunder for a period not to exceed 60 days from the date hereof at no charge.
          (f) It will turn over to Sellers, within three (3) business days after receipt thereof, any monies collected by Buyer that properly belong to Sellers, including monies sent to Buyer's place of business for the Business of the Scientific Division that relate to Sellers' other businesses.
          (g) Notwithstanding Article III(h) and Section 7.01(b)(i) hereof, to the extent that any transfer taxes paid by Sellers pursuant to
Section 7.01(b )(i) hereof (including without limitation VAT and consumption taxes) are recoverable under applicable law, at Sellers' written request and with Sellers' aid, assistance and cooperation, Buyer shall make application for any such refund to which it would be entitled, and, upon receipt thereof, forthwith shall make payment thereof to Sellers.


                              ARTICLE VIII.

                             INDEMNIFICATION
                             ...............

     8.01 Indemnity of Sellers. Sellers jointly and severally, agree to indemnify and hold harmless Buyer, and its respective officers, directors, agents, and employees, from and against, for and in respect of, and promptly shall reimburse Buyer for, any and all claims, losses, costs, and expenses (including the cost of any investigation and reasonable attorneys' fees), damages, lawsuits, obligations, deficiencies, and liabilities (collectively "Losses") which arise or result from or are related to (a) the inaccuracy or breach of any representation or warranty made by any Seller herein or in any schedule, certificate or document furnished pursuant hereto; and (b) any breach or failure of any Seller to perform any of its covenants or agreements set forth herein or in any schedule, certificate or document furnished pursuant hereto. Not withstanding the foregoing, Sellers shall not have any obligation to Buyer hereunder for (x) any inaccuracy in or breach of a representation or warranty made by Sellers in Section 5.05 hereof with respect to the Interim Consolidating and Consolidated Balance Sheet to the extent any Loss incurred on account thereof is compensated for by an adjustment to the Purchase Price pursuant to Section 2.02 hereof, and (y) Inventory Losses to the extent they do not exceed the reserve therefore on the Final Consolidating and Consolidated Balance Sheet.

     8.02 Buyer's Indemnity. Buyer agrees to indemnify and hold harmless each seller and its shareholder, officers, directors, agents, and employees, from and against, for and in respect of, and shall promptly reimburse them for, any and all Losses which arise or result from or are related to (a) the inaccuracy or breach of any representation or warranty made by Buyer herein or in any schedule, certificate or document furnished pursuant hereto, or (b) any breach or failure of Buyer to perform any of their respective covenants or agreements set forth herein or in any schedule, certificate or document furnished pursuant hereto.

     8.03 Third Party Claims Against Buyer. The obligations and liabilities of any Seller, with respect to Losses resulting from the assertion of liability by third parties against Buyer (a "Third Party Claim") shall be subject to the following terms and conditions:
          (a) Buyer shall give Hoya Photonics prompt notice of any such Third Party Claim, and Seller will (and have the right to) undertake the defense thereof by representatives of their own choosing and will consult with Buyer during the course thereof (but Buyer's omission to so notify Hoya Photonics shall not relieve Sellers from any liability it may have to Buyer hereunder unless such omission materially prejudices the ability of Hoya Photonics to defend against such Third Party Claim);
          (b) If, within fifteen (15) days after receiving written notice from Buyer of any Third Party Claim, Hoya Photonics shall fail to take reasonable actions to defend, then Buyer shall (upon further notice to Hoya Photonics) have the right to undertake the defense, compromise, or settlement of such Third Party Claim on behalf of and for the account and risk of Seller; and
          (c) Anything herein to the contrary notwithstanding, (i) if there is a reasonable probability that a Third Party Claim may adversely affect Buyer, other than as a result of money damages or other money payments (i.e., seeks injunctive or similar relief against Buyer), Buyer shall make reasonable efforts to give notice thereof to Hoya Photonics and, if Hoya Photonics is unable to do so or if Hoya Photonics fails to immediately take reasonable actions to defend such Third Party Claim, then Buyer shall have the right, at the reasonable cost and expense of Hoya Photonics, to defend, compromise, or settle such Third Party Claim (on such prior notice to Hoya Photonics as may be reasonably possible under the circumstances), which defense, compromise and settlement shall be on a reasonable basis; and (ii) without Buyer's prior written consent, which consent shall not be unreasonably withheld, Seller shall not settle or compromise any Third Party Claim or consent to the entry of any judgment in respect thereof, unless (A) Hoya Photonics delivers to Buyer, in advance, Hoya Photonics' written agreement in form and substance satisfactory to Buyer, which agreement provides that amounts paid and incurred or to be incurred by Buyer in connection with such Third Party Claim shall be paid simultaneously by Hoya Photonics to Buyer, and (B) such settlement, compromise, or consent includes, as an unconditional term thereof, the giving by the claimant or the plaintiff to Buyer of a general release from all liability in respect of all Third Party Claims, reasonably satisfactory in form and substance to Buyer.

     8.04 Third Party Claims Against Sellers. The obligations and liabilities of Buyer with respect to Losses resulting from the assertion of liability by third parties against any Seller shall be as set forth in
Section 8.03 above, except that for purposes of this Section 8.04 all references (a) to Buyer in Section 8.03 above shall be deemed to be references to Seller and (b) to Seller in Section 8.03 above shall be deemed to be references to Buyer.

     8.05 Cap. Except for Losses which arise or result from or are related to fraud or intentional misrepresentation, the obligations of Sellers for Losses pursuant to (a) Section 8.01(a) hereof, and (b), to the extent that a breach of the covenant contained in Section 7.01(b)(x) hereof relates to those Retained Liabilities and Obligations (i) set forth in Article III(i) or (k), but only to the extent that the breach also constitutes a breach of a representation and warranty contained in
Article V hereof, or (ii) set forth in Article III (a) or (o) hereof, but only to the extent that the breach (1) does not relate to the other Retained Liabilities and Obligations (other than those in (i) or (k)) set forth in Article III hereof or otherwise disclosed in the Agreement or the Schedules thereto, and (2) also constitutes a breach of a representation and warranty contained in Article V, the Losses pursuant to Section 8.01(b) hereof, shall not exceed $3,628,589 in the aggregate.

     8.06 Exclusive Remedies. Except for claims based upon fraud or intentional misrepresentation, the provisions of this Article VIII shall be the exclusive remedy of Buyer and Sellers in respect of this Agreement and the transactions contemplated hereby; provided that Buyer and Sellers shall be entitled to the equitable remedy of specific performance to enforce any covenant or agreement of the parties hereto.
     8.07 Survival of Representations and Warranties. The representations and warranties made by the parties in this Agreement, or in any schedule, certificate or document furnished pursuant hereto, and the obligation to indemnify hereunder with respect thereto shall survive the execution and delivery of this Agreement for a period of two (2) years from the date hereof, notwithstanding any investigation made by or on behalf of any party; provided, however, that (a) there shall be no time limitation for or a breach of the representation and warranty contained in Section 5.11 hereof, and (b) the representations and warranties contained in Sections 5.22 and 5.23 hereof shall survive until the expiration of all applicable statutes of limitation. All covenants and agreements contained herein or in any schedule, certificate or document furnished pursuant hereto shall survive the execution and delivery of this Agreement in accordance with their respective terms.

     8.08  Losses Net of Insurance.  The amount of any Losses under this
Article VIII shall be determined net of any amounts recovered by the indemnified party under insurance policies indemnities or other reimbursement arrangements with respect to such Losses. Each party waives, to the extent permitted under its applicable insurance policies, any subrogation rights that its insurer may have with respect to any indemnifiable Losses.

                             ARTICLE II.

                            MISCELLANEOUS
                            .............

     9.01 Agreement Binding. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, and assigns.

     9.02 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

     9.03 Headings. The headings or captions of the Sections of this Agreement are for convenience or reference only and do not form a part hereof and do not in any way modify, interpret, or construe the intention of the parties or affect any of the provisions of this Agreement.

     9.04 Entire Agreement; Amendment and Waiver. This Agreement (including the Schedules and Exhibits hereto and other documents delivered pursuant hereto) and the Mutual Nondisclosure Agreement, dated September 9, 2002 (effective date: May 31, 2001), constitutes the entire agreement between the parties pertaining to its subject matter and supersedes all prior agreements (both written and oral), representations, and understandings of the parties. This Agreement cannot be altered, amended, changed, waived, terminated, or modified in any respect or particular unless the same shall be in writing and signed by or on behalf of the party to be charged therewith. No waiver by any party of any breach hereunder shall be deemed a waiver of any other or subsequent breach. No waiver shall be binding unless executed in writing by the party making the waiver.

     9.05 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered or mailed if delivered personally or mailed by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice, except that notices of changes of address shall be effective upon receipt):

          (a)  if to Buyer:

               Excel Continuum Corporation
               41 Research Way
               East Setauket, NY 11733
               Attention:  Antoine Dominic

               with copies to:

               Breslow & Walker, LLP
               100 Jericho Quadrangle
               Jericho, New York  11753
               Attention: Howard S. Breslow, Esq.

          (b)  if to Sellers:

               Hoya Photonics, Inc,.
               3150 Central Expressway
               Santa Clara, CA  94501
               Attention:  Gerald W. Bottero

               with a copy to:


               Gray Cary Ware & Friedenrich,  LLP
               400 Hamilton Avenue
               Palo Alto, CA 94302
               Attention:  William Choe, Esq.

     9.06 Expenses. Each party shall bear its own expenses in connection with the purchase of the Assets.

     9.07 Severability. If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by virtue of any rule of law or public policy, all other conditions and provisions of this Agreement nevertheless shall remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any material manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the maximum extent possible.

     9.08 No Third-Party Beneficiaries. Except as otherwise expressly provided herein, this Agreement is not intended to confer upon any other person any rights or remedies hereunder.

     9.09 Bulk Sales Laws. Buyer hereby waives compliance by Sellers with the provisions of any bulk sales or similar laws of any jurisdiction with respect to the transaction under this agreement. Sellers covenant and agree to indemnify and defend Buyer and hold Buyer harmless (in accordance with Section 8.01(b) above) from and against any claim for or other Losses arising out of, resulting from or relating to, any determination of the applicability to the sale of Assets hereunder of, or failure to comply with in connection with the sale of Assets, such laws.

     9.10 Arbitration. Each dispute, difference, controversy or claim arising in connection with or related or incidental to, this Agreement or the subject matter hereof (each, a "Dispute") shall be finally settled under the Commercial Arbitration Rules of the American Arbitration Association (the "AAA") by one arbitrator, who shall be an attorney experienced in corporate transactions, appointed by the AAA in accordance with said Rules. The foregoing arbitration proceedings may be commenced by any party by notice to all other parties. The venue of such arbitration shall be New York, New York, or any other place mutually agreed to by parties to the Dispute. The parties hereby exclude any right of appeal to any court with respect to any award granted or determination made in any arbitration hereunder, except for grounds authorized by the Federal Arbitration Act and for manifest disregard of the law. The provisions of this Section 9.10 may be enforced in any court having jurisdiction over the award or any of the parties or any of their respective assets, and judgment on the award (including, without limitation, equitable remedies) granted in any arbitration hereunder may be entered in any such court. Nothing contained in this Section 9.10 shall prevent any party from seeking interim measures of protection in the form of pre-award attachment of assets or preliminary or temporary equitable relief. The arbitrator shall have the power to award to the prevailing party in any Dispute its reasonable legal fees and expenses.

     9.11 Counterparts. This Agreement may be executed in one or more counterparts, each of which when executed shall be deemed to be an original but all of which together shall constitute one and the same agreement.


     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.


                              EXCEL CONTINUUM CORPORATION

                              By:  /s/ Antoine Dominic
                                   ...................
                                   Antoine Dominic,
                                   Chief Executive Officer

                              HOYA PHOTONICS, INC.

                              By:  /s/ Gerald Bottero
                                   ..................
                                   Gerald W. Bottero,
                                   Chief Executive Officer

                              CONTINUUM ELECTRO-OPTICS, GmbH

                              By:  /s/ Denis Rouanet
                                  ..................
                              CONTINUUM FRANCE EURL

                              By:  /s/ Denis Rouanet
                                   .................
                              HOYA CONTINUUM CORPORATION

                              By:  /s/ Satoshi Higaki
                                   .................

     The undersigned hereby guarantees the obligations of Sellers set forth in the Agreement, provided that (i) Buyer provides the undersigned with notice of nonperformance, with reasonable details thereto, of the particular obligation(s) of Sellers, (ii) the undersigned's performance of the obligation(s) in lieu of any Seller shall not in any instance exceed, and shall be coincident, with the obligations of such Seller as set forth in the Agreement and (iii) the undersigned otherwise shall be afforded the same limitations (including, without limitation, those set under Sections 8.05 (Cap), 8.06 (Exclusive Remedies) and 8.07 (Survival of Representations and Warranties)), remedies, rights, and processes (including, without limitation, those set under Section 9.01 (Arbitration) herein) of Sellers in this Agreement.

                              HOYA HOLDINGS, INC.

                              By:  /s/ Gerald Bottero
                                   ..................
     The undersigned hereby guarantees the obligations of Buyer hereunder pursuant to the within Agreement, subject to the same terms and conditions set forth above with respect to the guarantee by Hoya
Holdings, Inc.


                              EXCEL TECHNOLOGY, INC.

                              By:  /s/ Antoine Dominic
                                   ...................
                                   Antoine Dominic,
                                   Chief Executive Officer